SUB-ITEM 77C:  Submission of
matters to a vote of security
holders.

	Pursuant to a Consent of Sole
Shareholder of the High
Yield Municipal Portfolio
dated December 22, 2015,
The Glenmede Corporation,
as sole shareholder, approved
the following matters with
regards to the High Yield
Municipal Portfolio: the
form, terms and provisions of
the Investment Advisory
Agreement between The
Glenmede Fund, Inc. and
Glenmede Investment
Management LP;  and the
form, terms and provisions of
the Sub-Investment Advisory
Agreement among The
Glenmede Fund, Inc.,
Glenmede Investment
Management LP and Capital
Guardian Trust Company.

	Pursuant to a Consent of Sole
Shareholder of the
Responsible ESG U.S. Equity
Portfolio dated December 22,
2015, The Glenmede
Corporation, as sole
shareholder, approved the
following matter with regards
to the Responsible ESG U.S.
Equity Portfolio: the form,
terms and provisions of the
Investment Advisory
Agreement between The
Glenmede Fund, Inc. and
Glenmede Investment
Management LP.

	Pursuant to a Consent of Sole
Shareholder of the Women in
Leadership U.S. Equity
Portfolio dated December 22,
2015, The Glenmede
Corporation, as sole
shareholder, approved the
following matter with regards
to the Women in Leadership
U.S. Equity Portfolio: the
form, terms and provisions of
the Investment Advisory
Agreement between The
Glenmede Fund, Inc. and
Glenmede Investment
Management LP.
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